Sub-Item 77I:

During the six-month period ended September 30, 2015, Index Funds (the “Registrant”) offered the following series and share classes:

Series	Class(es)	Registration Statement
S&P 500 Equal Weight	No Load Shares	Post-Effective Amendment No. 29 (SEC Accession No. 0001398344-15-002609)

Post-Effective Amendment No. 29 include the terms of the respective classes of S&P 500 Equal Weight, respectively, and are hereby incorporated by reference as part of the response to Sub-Items 77I and 77Q1(d) of the Registrant’s Form N-SAR.